UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

FIRST POTOMAC REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 986-9200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to 2007 Secured Term Loan

On September 30, 2011, First Potomac Realty Investment Limited Partnership, the operating partnership (the “Operating Partnership”) of First Potomac Realty Trust (the “Company”), and KeyBank National Association (“KeyBank”), as a lender and as administrative agent, entered into Amendment No. 5 (the “Amendment”) to the Secured Term Loan Agreement, dated August 7, 2007, as amended to date (the “2007 Term Loan”), by and among the Operating Partnership, KeyBank and the other lending institutions which are a party thereto.

The Amendment, among other things, modifies certain provisions under the 2007 Term Loan, including certain affirmative, restrictive and financial covenants and events of default, to substantially conform with analogous provisions of the Third Amended and Restated Revolving Credit Agreement, dated June 16, 2011, by and among the Operating Partnership and certain of its subsidiaries, KeyBank, as a lender and as administrative agent, and certain other lenders, and the Term Loan Agreement, dated July 18, 2011, by and among the Operating Partnership and certain of its subsidiaries, KeyBank, as a lender and as administrative agent, and certain other lenders. Specifically, under the terms of the Amendment, the Operating Partnership and the Company must satisfy the following financial covenants:

•	total indebtedness not exceeding 62.5% (reducing to 60.0% on December 31, 2011 and for all periods thereafter) of gross asset value;
•	a minimum consolidated debt yield (defined as the consolidated EBITDA divided by total indebtedness) of 10.5%, increasing to 11% on December 31, 2011 and for all periods thereafter;
•	a minimum fixed charge coverage ratio (defined as the ratio of adjusted EBITDA to fixed charges) of greater than 1.50 to 1;
•	a minimum tangible net worth (defined as gross asset value less total indebtedness) of $690,289,992 plus (i) 80% of the net proceeds of any future equity issuances of the Company and (ii) 80% of the value of partnership units of the Operating Partnership issued in connection with any future asset or stock acquisitions;
•	consolidated borrowing base indebtedness not exceeding 65% (reducing to 62.5% on March 31, 2012 and to 60% on March 31, 2013 and for all periods thereafter) of the value of the eligible borrowing base properties; and
•	a minimum borrowing base pool debt service coverage ratio (defined as the ratio of the adjusted net operating income of the borrowing base pool properties to implied debt service) of at least 1.45 to 1.00, increasing to 1:50 to 1.00 on March 31, 2012 and to 1.55 to 1.00 on March 31, 2013 and for all periods thereafter.

In addition, the terms of the Amendment require that the obligations of the Operating Partnership under the 2007 Term Loan also be unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all of the Operating Partnership’s other subsidiaries that currently guarantee the obligations under the Operating Partnership’s revolving credit facility, unsecured term loan and unsecured senior notes.

The Company and certain of the Operating Partnership’s subsidiaries, as guarantors, executed a consent to the Amendment and a reaffirmation of their guarantees under the 2007 Term Loan.

The terms of the 2007 Term Loan, except as described above, remain unchanged.

A copy of the Amendment is attached as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.

10.1	Amendment No. 5, dated September 30, 2011, by and among the Operating Partnership and KeyBank, to the Secured Term Loan Agreement, dated August 7, 2007, as amended to date, by and among the Operating Partnership, KeyBank and the other lending institutions which are a party thereto.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
October 6, 2011	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

10.1	Amendment No. 5, dated September 30, 2011, by and among the Operating Partnership and KeyBank, to the Secured Term Loan Agreement, dated August 7, 2007, as amended to date, by and among the Operating Partnership, KeyBank and the other lending institutions which are a party thereto.